                                                                     Exhibit 10B

                      BOSTON CAPITAL TAX CREDIT FUND V L.P.

                                SERIES 47 and 48

                     CAPITAL CONTRIBUTIONS ESCROW AGREEMENT

     This Agreement made as of the ____st day of ________ 2003, by and between Boston Capital Tax Credit Fund V L.P., a Delaware limited partnership (the "Fund"), Boston Capital Associates V L.L.C., a Delaware limited liability company (the "General Partner"), and Wainwright Bank & Trust Company, Boston, Massachusetts (the "Escrow Agent") and Boston Capital Services, Inc. as dealer-manager (the "Dealer-Manager").

     1. THE OFFERING. The Fund intends to offer for subscription in two series; namely Series 47 and Series 48, 7,000,000 beneficial assignee certificates ("BACs") at a price of $10.00 per BAC, representing assignments of units of the beneficial interest of the Limited Partnership Interest in the Fund issued to the Assignor Limited Partner. The initial minimum purchase by each potential investor completing an Investor Information Form (a "Subscriber") is five hundred BACs ($5,000), except for employees of the General Partner and/or its Affiliates for whom the initial minimum investment is one hundred BACs ($1,000); additional purchases by a Subscriber must be made in multiples of 100 BACs ($1,000). The offering will be made through a group of soliciting dealers (the "Soliciting Dealers"), organized by and including Boston Capital Services, Inc. as dealer-manager (the "Dealer-Manager"), which are members of the National Association of Securities Dealers, Inc. The Fund hereby appoints Wainwright Bank & Trust Company, Boston, Massachusetts as its Escrow Agent to receive from the Soliciting Dealers and Dealer-Manager (i) the monies paid by the subscribers for the BACs to which they have each subscribed (the "Subscription Payments"), (ii) to hold and invest such Subscription Payments.

     The Fund intends to offer and sell and to issue BACs in two series; namely, Series 47 and Series 48. Each series will consist of up to 3,500,000 BACs subject to expansion. The offering of each series will not exceed twelve months, or such lesser period as may be determined by the General Partner, in its sole discretion (a "Series Offering Period").

     The offering by the Fund will terminate twelve months from the effective date of the Fund's Registration Statement, unless terminated earlier or extended by the General Partner, and is subject to the condition that subscriptions for at least 250,000 BACs be accepted by the General Partner by the last day of the applicable Series Offering Period (the "Termination Date"). The General Partner will notify the Escrow Agent in writing received by the Escrow Agent no later than 5:00 p.m. on the second business day next preceding the date the General Partner determines as the Termination Date for each Series Offering Period.

     2. ESTABLISHMENT OF THE ESCROW. The Escrow Agent will establish segregated escrow accounts for each series in the offering (the "Series Escrow Accounts") into which all Subscription Payments shall be deposited. Each Series Escrow Account will be identified in a manner clearly indicating the series in the offering to which the Series

Escrow Account relates. Records with respect to each Series Escrow Account will be maintained separately by the Escrow Agent. Directors of state securities divisions shall have the right to inspect and make copies of the records of the Escrow Agent at any reasonable time wherever the records are located. Credit on the books of the Escrow Agent will be given as of the date of deposit of each check. Interest on each deposited check will begin to accrue one (1) business day after each such date of deposit. If the Escrow Agent receives notice that a check for a Subscription Payment has been dishonored, it shall give immediate oral notice (to be confirmed in writing promptly thereafter) to the General Partner; and, unless otherwise instructed at that time by the General Partner, shall undertake routine steps to collect such check through the Escrow Agent's customary collections channels. In the event that collections from the Subscribers in the form of checks or other demand remittances are credited by the Escrow Agent to the Series Escrow Account and the items giving rise to such credits are subsequently dishonored, the Escrow Agent may, in its discretion, charge to the Series Escrow Account the amount of any item so dishonored. Upon final payment of any such item, the Escrow Agent shall credit to the Series Escrow Account the amount thereof with appropriate advice to the Fund. Subscription proceeds deposited may not be withdrawn by Subscribers.

     The General Partner agrees to inform the Escrow Agent when offers and sales in each series have begun and terminated. Subscription Payments forwarded for deposit to the Fund's Series Escrow Accounts will clearly indicate the series in which the Subscriber is investing.

     3. CLOSING AND DISBURSEMENT OF FUNDS. The Fund intends to make the offering on the condition that a minimum of 250,000 BACs ($2,500,000) shall have been accepted by the General Partner by the applicable Termination Date. Until subscriptions for at least 250,000 BACs in any series are received, no Subscriber will be recognized as a BAC Holder and subscriptions will be deposited with the Escrow Agent. New Mexico Subscriber's subscriptions shall not be released until subscriptions for at least 700,000 BACs in any series are received. The underwriter or an officer, director, or affiliate of the issuer may purchase BACs in order to meet the minimum investment requirement, and those persons shall purchase BACs on the same terms as unaffiliated public investors. Any such purchase shall not be included in the calculation of promotional shares subject to escrow. If $2,500,000 (250,000 BACs) of Subscription Payments have not been collected and are not then held in cleared funds in the possession of the Escrow Agent on the applicable Termination Date, and upon written notice from, and instructions by, the General Partner, the Escrow Agent shall return to the Subscribers the Subscription Payments with interest on the fifth business day after the later of the applicable Termination Date or receipt of the instructions from the General Partner.

     If at least $2,500,000 of Subscription Payments have been collected and are then held in cleared funds in the possession of the Escrow Agent by the applicable Termination Date, then upon written notice from, and instruction by, the General Partner, the Escrow Agent shall pay to the Fund all funds then held in the Series Escrow Account including interest earned thereon prior to the Termination Date without deduction for expenses, including fees of the Escrow Agent. The Fund shall determine the amount of interest due to each Subscriber and within 75 days after the end of the fiscal quarter following a Closing

Date shall itself pay such interest to Subscribers. Subsequent to but not including such Termination Date, any interest earned will be paid to the Fund. A subscriber will be entitled to the amount of interest earned on his subscription proceeds starting from the day after such proceeds were deposited in the Series Escrow Account until but not including the Closing Date. The Escrow Agent shall notify directors of state securities divisions, as directed by the General Partner, upon the release from escrow of the Subscription Payments.

     Subscriptions for BACs will be accepted or rejected by the General Partner within 30 days of receipt, but the issuance of BACs to a Subscriber shall be subject to acceptance of subscriptions for a number of BACs sufficient to effectuate a closing. If the Subscription Payments allocated to such rejected or cancelled subscription ("Rejected Funds") have been delivered to Escrow Agent, the General Partner will inform Escrow Agent of the rejection or cancellation, and Escrow Agent, upon receiving such notice, will refund to the Subscriber the Rejected Funds within 10 days of such notice, without interest.

     4. INVESTMENT OF FUNDS. The Fund hereby directs the Escrow Agent to invest (in the name of the Escrow Agent or the name of its nominee or nominees) funds in the Series Escrow Account for the benefit of the Subscribers in any one or a combination of the following: bank time deposits; short-term securities issued or guaranteed by the United States Government; bank money market accounts; and short-term certificates of deposit issued by a bank. Investments for periods of five days or less shall not be required.

     5. COMPENSATION. The Fund agrees to pay to the Escrow Agent compensation of $1.00 per Subscriber whose funds are received by the Escrow Agent for all services rendered by the Escrow Agent under this Agreement and, in addition, the reasonable compensation of its counsel and all other reasonable expenses incurred by the Escrow Agent hereunder.

     6. EXCULPATION. The General Partner agrees to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability, or expense incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of this Escrow Agreement, as well as the costs and expenses of defending any claim or liability or of prosecuting any action in the premises. The Escrow Agent shall not be obligated to take any action hereunder which might in its reasonable judgment subject it to any expense or liability unless it shall have been furnished with indemnity acceptable to it. Prior to the Termination Date, Subscription Payments held by the Escrow Agent shall remain the property of the Subscribers making such Payments and shall not be subject to a lien of the Escrow Agent or any other creditors of the Fund or the General Partner.

     The Escrow Agent shall not be obligated to take any action which it is not expressly directed to take in this Agreement unless and until it shall have received written instruction from the Fund. The Escrow Agent shall be liable only for its own gross negligence or willful misconduct and shall incur no liability for action in accordance with the terms of this Escrow Agreement or with the terms of any instructions received by it from the General Partner, whether or not contrary to the provisions of this Agreement or to the agreements between the Fund and the Subscribers. The Escrow Agent may rely upon, and shall be protected in acting upon, any resolution, certificate, opinion, notice, request, consent, or other paper or document believed by it to be genuine and to have been signed by the proper person or persons. Any notice or instruction from the Fund shall be sufficient if it bears or purports to bear the signature of any one of the following: Jeffrey Goldstein and Marc N. Teal, whose signatures appear hereon, with or without designation of principal or of representative capacity. The Escrow Agent may consult with counsel, and the opinion of such counsel shall be full and complete protection in respect to any action taken or suffered by it hereunder in accordance with such opinion. The Escrow Agent may petition any court of competent jurisdiction to resolve any disagreement relating hereto and may refuse to act until such court has ordered it to act. Such rights and remedies shall be alternative and any action taken or not taken in conformance with an opinion of counsel or court order shall not constitute negligence or misconduct and shall be complete and final acquittance and discharge of the Escrow Agent's responsibilities with respect thereto.

     Notwithstanding the foregoing, it is understood and agreed by the parties that no partner of the General Partner acting in its capacity as such shall have any personal liability under this agreement and that any person asserting a claim against the General Partner hereunder shall look solely to the assets of such General Partner (specifically excluding the personal assets of the partners thereof).

     7. NOTICES. All notices and other communications hereunder shall be in writing, or if given by telephone, telegraph or telex shall be confirmed in writing. No notice shall be given until given in writing and shall be sent, Postage prepaid, addressed as follows:

     (a) If to the Fund or the General Partner, notice is deemed given when received by Marc N. Teal, c/o Boston Capital Partners, Inc., One Boston Place, Suite 2100, Boston, Massachusetts.

     (b) If to the Escrow Agent, notice is deemed given when received by David Dolbashian, Assistant Vice President, Wainwright Bank & Trust Company, 63 Franklin Street, Boston, Massachusetts 02110, or to such other address as the Escrow Agent shall subsequently designate in writing to the General Partner.

     8.   MISCELLANEOUS.

     (c) This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     (d) This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts and shall not be amended except by written instrument executed by the parties hereto.

     (e) This Agreement may be executed in one or more counterparts, each of which shall constitute the original, and all of which collectively shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal on the day and year first above written.

BOSTON CAPITAL ASSOCIATES V L.L.C.        WAINWRIGHT BANK & TRUST
                                             COMPANY


By:                                       By:
    ---------------------------               -------------------
     John P. Manning                             Its:
     Managing Member                                 ------------

Signatories:

       By:
           --------------------
           Jeffrey Goldstein


       By:
           --------------------
           Marc N. Teal

BOSTON CAPITAL TAX CREDIT FUND V L.P.

By:    Boston Capital Associates V L.L.C.,
       as general partner


           By:
               ---------------------------
               John P. Manning:
               Managing Member


BOSTON CAPITAL SERVICES, INC.


By:
    ---------------------------
    Name:
    Title: